                           SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]


Check the appropriate box:

[X]  Preliminary Proxy Statement             [_]  CONFIDENTIAL, FOR USE OF THE
                                                  COMMISSION ONLY (AS PERMITTED
[_]  Definitive Proxy Statement                   BY RULE 14C-5(D) (2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                            CORPORATE EXPRESS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter


                                      N/A
- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Notes:

                                                             PRELIMINARY COPY
                                                             ----------------



                            CORPORATE EXPRESS, INC.
                            325 Interlocken Parkway
                          Broomfield, Colorado 80021

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON THURSDAY, AUGUST 8, 1996

To the Shareholders of Corporate Express, Inc.:

     The 1996 Annual Meeting of Shareholders (the "Annual Meeting") of Corporate Express, Inc., a Colorado corporation (the "Company"), will be held on Thursday, August 8, 1996, at 9:00 a.m. (local time), at the Boulderado Hotel, 2115 13th Street, Boulder, Colorado, for the following purposes:

1. to elect five directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified;

2. to approve an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized from 100,000,000 to 300,000,000;

3. to approve an amendment to the Corporate Express, Inc. 1994 Stock Option and Incentive Plan to increase the number of shares authorized for grant from 1,875,000 to 6,375,000;

4. to approve an amendment to the Corporate Express, Inc. 1994 Executive Stock Option Plan to increase the number of shares authorized for grant from 2,250,000 to 3,750,000;

5. to approve the Corporate Express, Inc. 1996 Stock Option Plan for Outside Directors; and

6. to transact such other business as may properly come before the Annual Meeting, or any adjournment(s) or postponement(s).

     The Board of Directors has fixed the close of business on Friday, May 31, 1996, as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of shareholders entitled to vote at the Annual Meeting will be available, upon written request, for inspection during normal business hours by any shareholder of the Company prior to the Annual Meeting, for a proper purpose, at the Company's Broomfield, Colorado office. Only shareholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 1996, a Proxy Statement and a proxy card accompany this notice. These materials are first being sent to shareholders on or about July __, 1996. The Company's 1995 Annual Report to Shareholders will follow under separate cover.

     Shareholders are cordially invited to attend the Annual Meeting in person. To assure your representation at the Annual Meeting, please complete and sign the enclosed proxy card and return it promptly. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted a proxy card.

                                         By Order of the Board of Directors,

                                         Gary M. Jacobs
                                         Secretary
Broomfield, Colorado
July __, 1996


                            YOUR VOTE IS IMPORTANT

YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                PRELIMINARY COPY
                                                                ----------------

                            CORPORATE EXPRESS, INC.
                            325 Interlocken Parkway
                          Broomfield, Colorado 80021

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON AUGUST 8, 1996

     This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Corporate Express, Inc. (the "Company") in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company (the "Board") for use at its 1996 Annual Meeting of Shareholders to be held on Thursday, August 8, 1996, at 9:00 a.m. (local time), at the Boulderado Hotel, 2115 13th Street, Boulder, Colorado, and at any adjournment(s) or postponement(s) thereof (the "Annual Meeting"). This Proxy Statement, the accompanying proxy card and the Company's Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended March 2, 1996 ("fiscal 1995"), are first being mailed to shareholders on or about July ___, 1995. The Form 10-K is not to be considered a part of the Company's proxy solicitation materials.

                           PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders will be asked: (i) to elect five directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; (ii) to approve an amendment to the Company's Articles of Incorporation (the "Articles") to increase the number of shares of Common Stock authorized from 100,000,000 to 300,000,000; (iii) to approve an amendment to the Corporate Express, Inc. 1994 Stock Option and Incentive Plan (the "1994 Plan") to increase the number of shares authorized for grant from 1,875,000 to 6,375,000; (iv) to approve an amendment to the Corporate Express, Inc. 1994 Executive Stock Option Plan (the "Executive Plan") to increase the number of shares authorized for grant from 2,250,000 to 3,750,000; (v) to approve the Corporate Express, Inc. 1996 Stock Option Plan for Outside Directors (the "Directors' Plan"); and (vi) to transact such other business as may properly be brought before the Annual Meeting. The Board recommends a vote in favor of (i.e., "FOR") (a) the election of the five nominees for directors of the Company listed below and (b) the proposals set forth in (ii) through (v) above.

                           QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on Friday, May 31, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 69,132,672 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") (i) the election of the five nominees for directors of the Company listed under Proposal 1, (ii) the increase in the number of shares of Common Stock authorized under the Articles, the 1994 Plan and the Executive Plan and (iii) the approval of the Directors' Plan. Directors will be elected by a plurality of the votes cast. Approval of the amendment to the Articles, pursuant to the Colorado Business Corporation Act, requires the affirmative vote of the holders of a majority of the votes entitled to be cast. Approval of each of the other proposals requires that the votes in favor of the proposal exceed the votes against the proposal. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of a vote, although they will count towards the presence of a quorum. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing with the Company a written revocation of the proxy, (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy or (c) submitting a duly executed proxy bearing a later date.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communication, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company has engaged the firm of Georgeson & Company, Inc. ("Georgeson") to assist the Company in the distribution and solicitation of proxies. The Company has agreed to pay Georgeson a fee of approximately $6,500 plus expenses for its services. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

     The Board currently consists of five (5) members: Jirka Rysavy, Robert L. King, Janet A. Hickey, Clayton K. Trier and Mo Siegel. The Board proposes that the five current directors, listed below as nominees, be elected as directors of the Company to hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Each nominee has consented to serve if elected to the Board. If any nominee is unable to serve as a director at the time of the Annual Meeting, proxies with respect to which no contrary direction is made will be voted "FOR" the substitute nominee designated by the Board to fill the vacancy.


     The names of the nominees, their ages at the Record Date and certain other information about them are set forth below:

Nominee                       Age            Position(s) with Company                               Director Since
- -------                       ---            ------------------------                               --------------

Jirka Rysavy                   42            Chairman of the Board and Chief Executive Officer           1986

Robert L. King                 45            President, Chief Operating Officer and Director             1993

Janet A. Hickey                51            Director                                                    1991

Clayton K. Trier               44            Chief Executive Officer, U.S. Delivery Systems, Inc.        1996
                                              and Director

Mo Siegel                      45            Director                                                    1996

     Mr. Rysavy has been Chairman of the Board and Chief Executive Officer since 1986. In addition to founding the Company's business in 1986, Mr. Rysavy has been responsible for strategic vision and direction and initiating the Company's acquisitions. Mr. Rysavy immigrated to the United States in 1984 and became a U.S. citizen in July 1989.

     Mr. King joined the Company in August 1993 as President, Chief Operating Officer and a director. During the previous ten years, Mr. King held various executive positions with Foxmeyer Corporation, a distributor of pharmaceuticals and healthcare products, serving as its President and Chief Executive Officer from 1989 to 1993. Prior to 1983, Mr. King served as Executive Vice President of Narco Drug Co. and Vice President of computer services for Fox-Vliet Drug Co. and serves as a director of Investment Technology Group, Inc.

     Ms. Hickey has served as a director of the Company since December 1991. Ms. Hickey is a general partner of several limited partnerships comprising, in part, The Sprout Group, and is a divisional Senior Vice President of DLJ Capital Corporation. The Sprout Group is a division of DLJ Capital Corporation. DLJ Capital Corporation and Donaldson, Lufkin & Jenrette Securities Corporation are each wholly owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. Prior to joining The Sprout Group in 1985, Ms. Hickey was with the General Electric Company for fifteen years in a variety of positions, most recently as Vice President-Venture Investments of the General Electric Investment Corporation and as a Trustee of the General Electric Pension Trust. Ms. Hickey serves as a director of Loehmann's Holdings, Inc. and Champion Healthcare, Inc., as well as several private companies.

     Mr. Trier has been a director of the Company since the merger between the Company and U.S. Delivery Systems, Inc. ("U.S. Delivery") in March 1996. Mr. Trier was Chairman of the Board and Chief Executive Officer of U.S. Delivery since its founding in November 1993. From 1991 until joining U.S. Delivery, Mr. Trier was President of Trier & Partners, Inc., a consulting firm. From 1987 through 1990, Mr. Trier served as President and Co-Chief Executive Officer and Chief Financial Officer of Allwaste, Inc., a national environmental services company listed on the NYSE. From 1974 to 1987, Mr. Trier was at Arthur Andersen & Co. SC and was a partner at the firm from 1983 to 1987.

     Mr. Siegel has been a director of the Company since June 1996. Mr. Siegel has served as Chairman and Chief Executive Officer of Celestial Seasonings, Inc. ("Celestial") since 1991 and as a director of Celestial since 1988. Mr. Siegel founded Celestial, the largest manufacturer and marketer of herb teas in the United States, in 1970, and was President and Chairman of the Board until 1986. Prior to founding Celestial, Mr. Siegel was involved in private investments and not-for-profit activities and, from 1990 until 1991, was a founder and Chief Executive Officer of Earth Wise, Inc., a marketer of environmentally friendly cleaning products and trash bags.

     Michael Feuer resigned as a director of the Company in September 1995.

     Donald Patrick resigned as a director of the Company in March 1996.


Committees and Meetings of the Board of Directors

     During fiscal 1995, the Board held fifteen meetings and acted by consent five times. Each director attended over 75% of the aggregate number of meetings of the Board and of the committees of the Board on which the director served during fiscal 1995.

     The Board of the Company has three standing committees which have responsibility for particular corporate matters. The Board does not have a nominating committee.

     Audit Committee. The Audit Committee consisted of Ms. Hickey, Mr. Patrick and Mr. Feuer during fiscal 1995. Mr. Feuer served as chairperson of the Audit Committee until his resignation from the Board in September 1995. The Audit Committee has the authority to recommend the appointment of the Company's independent auditors and review the results and scope of audits, internal accounting controls, tax and other accounting-related matters. The Audit Committee held two meetings during fiscal 1995.

     Compensation Committee. The Compensation Committee consisted of Ms. Hickey, Mr. Patrick and Mr. Feuer during fiscal 1995. Mr. Feuer served as a member of the Compensation

Committee until his resignation from the Board in September 1995. The Compensation Committee sets compensation policies applicable to executive officers and approves salaries, bonuses and other compensation matters for executive officers of the Company and administers the Company's various stock option plans and stock purchase plan. The Compensation Committee held ten meetings during fiscal 1995 and acted by consent one time. Ms. Hickey serves as chairperson of the Compensation Committee.

     Administrative Committee. The Administrative Committee consisted of Messrs. Rysavy and King during fiscal 1995. The Administrative Committee administers the Company's employee benefit plans (exclusive of the stock option plans and the stock purchase plan), approves certain acquisitions and performs other administrative functions as requested by the Board. The Administrative Committee held one meeting during fiscal 1995.

Director Compensation

     Directors do not currently receive any fees for serving on the Board or any committee of the Board, but are reimbursed for their reasonable expenses of attending meetings. Non-employee directors may receive compensation in the future and will receive stock option grants under the 1996 Stock Option Plan for Outside Directors, if it is approved by shareholders at the Annual Meeting.


                      PROPOSAL 2 - AMENDMENT OF ARTICLES

     On May 3, 1996, the Board of Directors approved, subject to shareholder approval, an amendment to the Company's Articles to increase the number of shares of voting Common Stock that the Company is authorized to issue from 100,000,000 to 300,000,000 (the "Amendment").

     The Board has determined that an increase in the number of authorized shares of Common Stock is in the best interest of the Company and its shareholders. The Company intends to use authorized and unissued shares of the Company's Common Stock for various corporate purposes, including, but not limited to, possible future financing and acquisition transactions, possible recapitalization through a stock split or stock dividend, and other corporate purposes. Authorized and unissued shares of Common Stock may be issued for the foregoing purposes by the Board without further shareholder action unless the issuance is in connection with a transaction for which shareholder approval is otherwise required under applicable law, regulation or agreement.

     Pursuant to the Fourth Article of the Articles, the Company is authorized to issue 100,000,000 shares of voting Common Stock. If the Amendment is approved, such number will be increased to 300,000,000. As of May 31, 1996, there were 69,132,672 outstanding shares of Common Stock.

     If this proposal is adopted by the shareholders, Article IV (A) of the Articles will be amended to read as follows:

     "A.  Authorized Capital Stock.  The aggregate number of shares that the
          ------------------------
     Corporation shall have authority to issue is three hundred twenty eight million

     (328,000,000), consisting of three hundred million (300,000,000) shares of common stock ("Common Stock"), par value $.0002 per share, three million (3,000,000) shares of Non-Voting Common Stock ("Non-Voting Common Stock"), par value $.0002 per share, and twenty-five million (25,000,000) shares of preferred stock ("Preferred Stock"), par value $.0001 per share."

     The full text of the Fourth Article of the Articles reflecting the Amendment (in addition to a technical change to delete a reference to previously issued preferred stock which is no longer relevant) is attached as Exhibit A.

     The affirmative vote of a majority of the shares of Common Stock entitled to be cast at the Annual Meeting is necessary to approve the Amendment to the Articles.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE ARTICLES TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY FROM 100,000,000 TO 300,000,000.


        PROPOSAL 3 - AMENDMENT TO 1994 STOCK OPTION AND INCENTIVE PLAN

     The Corporate Express, Inc. 1994 Stock Option and Incentive Plan (the "1994 Plan") was adopted by the Company's Board of Directors and approved by the shareholders in August 1994. The 1994 Plan provides for the grant of incentive stock options and nonqualified stock options to purchase shares of Common Stock and awards of restricted stock, performance shares and performance units to officers, key employees, directors and consultants of the Company and its subsidiaries. The maximum aggregate number of shares of Common Stock which may be issued under the 1994 Plan is currently 1,875,000 (subject to anti-dilution adjustments), plus an additional number of shares equal to the number of options granted under the 1992 Stock Option Plan that are terminated or forfeited.

     The purpose of the 1994 Plan is to direct the attention and efforts of participating employees to the long-term performance of the Company and its subsidiaries, by relating incentive compensation to the achievement of long-term corporate economic objectives. The 1994 Plan is also designed to retain, reward and motivate participating employees by providing an opportunity for investment in the Company and the advantages inherent in stock ownership in the Company.

     The proposed amendment seeks to allocate an additional 4,500,000 shares for issuance under the 1994 Plan, bringing the total number of shares authorized for issuance thereunder to 6,375,000 shares. The remaining provisions will continue as stated in the 1994 Plan.

     The term of options granted under the plan may not exceed ten years from the date of grant. The per share option price for incentive stock options and nonqualified stock options granted under the plan may not be less than 100% and 85%, respectively, of the fair market value of a share of Common Stock on the date of grant and is payable to the Company in full upon exercise. Payment may be made in cash or, unless otherwise determined by the Compensation Committee at the time of grant, in shares of Common Stock or by reduction in the number of shares issuable upon such exercise.

     Options granted under the 1994 Plan typically vest in equal monthly installments over a period of five years, beginning on the month after the first anniversary of the grant date. The options generally expire on the earliest to occur of (a) the seventh anniversary of the grant date or (b) a breach by the optionee of the confidentiality and noncompete agreement with the Company. Options and awards that expire, terminate or are cancelled or forfeited will again be available for grant or award under the plan.

     Pursuant to the 1994 Plan, the Company may also make awards of restricted stock, performance shares and performance units to officers, employees, directors and consultants of the Company and its subsidiaries. No awards of restricted stock, performance units or performance shares have been made under the 1994 Plan. A restricted stock award is an award pursuant to which a given number of shares of Common Stock will be issued if the grantee continues to be an employee of the Company or any of its subsidiaries during a period set by the Compensation Committee. A performance unit is an award of a fixed dollar amount, payable in cash, Common Stock or a combination of both, which will be paid to the recipient after the expiration of a specified period of time, subject to the satisfaction of vesting requirements and the attainment of specified performance goals as may be determined by the Compensation Committee. A performance share is an award of the right to receive Common Stock, payable in Common Stock or cash of an equivalent value (or a combination of both), after the expiration of a specified period. The value of a performance share will be paid to the recipient after the expiration of a specified period of time, subject to the satisfaction of vesting requirements and the attainment of specified performance goals as may be determined by the Compensation Committee.

     Options and awards generally are not transferable and terminate upon the termination of employment or, in the case of options, within 30 days after an involuntary termination without cause or one year after death, disability or retirement. In addition, the 1994 Plan provides that, in the event of death, disability or retirement of a participant, one-half of the participant's unvested options will become exercisable, one-half of the restricted stock awards will cease to be subject to forfeiture and one-half of the performance shares and performance units will be paid out if the Compensation Committee determines that the applicable performance goals were satisfied. The particular terms and conditions of each option and award will be set forth in a separate agreement which may include confidentiality and noncompetition provisions.

     The 1994 Plan is administered by the Compensation Committee, which has the authority to determine the plan's participants and the terms and conditions of the options and awards granted under the plan, including the number of shares or the amount of other awards, the price or performance goals and vesting and termination provisions. The Compensation Committee, in its discretion, may at any time amend, discontinue or terminate the 1994 Plan, provided that the rights of a participant with respect to any outstanding grant or award under the plan may not be diminished or impaired without the participant's consent. A summary of options granted under the 1994 Plan during the last fiscal year is included under the heading "Summary of Option Grants."

     Under the 1994 Plan, the Compensation Committee, as of March 2, 1996, had granted options to purchase 1,703,875 shares, net of forfeitures. In addition, options to purchase 2,099,100 shares were granted to certain U.S. Delivery employees pursuant to the terms of the merger agreement between Corporate Express and U.S. Delivery approved by the Company's shareholders on

March 1, 1996 (the "U.S. Delivery Options"). The U.S. Delivery Options, whose terms are substantially identical to options granted under the 1994 Plan, but have a term of ten years, will be included under the 1994 Plan if the increase in the number of authorized shares under such plan is approved by the Company's shareholders at the Annual Meeting. If the proposed amendment to the 1994 Plan is not approved at the Annual Meeting, the U.S. Delivery Options will remain outstanding outside the 1994 Plan.

     The Board of Directors believes that the 1994 Plan is important in order to recruit and retain a pool of skilled and experienced employees. The additional 4,500,000 shares will allow the Board of Directors to provide incentives to new employees and to existing employees.

     Approval of the amendment of the 1994 Plan requires that the votes in favor of the proposal exceed the votes against the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1994 PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES TO BE ISSUED UNDER THE 1994 PLAN TO 6,375,000 SHARES.


          PROPOSAL 4 - AMENDMENT TO 1994 EXECUTIVE STOCK OPTION PLAN

     The Corporate Express, Inc. 1994 Executive Stock Option Plan (the "Executive Plan") was adopted by the Company's Board of Directors in June 1994. The Executive Plan provides for the grant of stock options to purchase shares of Company stock to executive officers of the Company and its subsidiaries. The maximum aggregate number of shares of Common Stock which may be issued under the Executive Plan is 2,250,000 (subject to anti-dilution adjustments). No single executive officer may be granted options covering more than 750,000 shares of Common Stock in any calendar year.

     The Compensation Committee administers the Executive Plan and establishes the terms of the options granted, including the number of shares, the exercise price, vesting schedule and termination provisions. The particular terms of each grant are set forth in separate stock option agreements entered into between the Company and the executive officer.

     In June 1994, the Compensation Committee granted options aggregating 1,575,000 shares of Common Stock to three executive officers at a price of $8.00 per share as follows: Mr. Rysavy --750,000 shares; Mr. King -- 525,000 shares; and Mr. Jacobs -- 300,000 shares. These options vest on the tenth anniversary of the grant date, provided the optionee is an officer of the Company on the vesting date, and terminate on the twelfth anniversary of the grant date. Vesting accelerates on a scale ranging from 10% to 100% of the option shares if
(a) a change of control (as defined in the stock option agreements) occurs at any time at a stock price per share ranging from $14.67 to $26.67 or (b) the average closing price on the Nasdaq National Market for 90 consecutive trading days equals or exceeds $14.67 to $26.67 per share, provided that acceleration based upon the closing bid price will not be effective before June 30, 1996. As of March 2, 1996, options to purchase 1,575,000 shares, or 100% of the shares, have vested pursuant to the stock price formula.

     On August 24, 1995, the Compensation Committee approved the grant of additional options to purchase 1,350,000 shares at a price of $20.00 per share as follows: Mr. Rysavy -- 525,000 shares; Mr. King -- 375,000 shares; Mr. Leno 225,000 shares; and Mr. Jacobs -- 225,000 shares. The options vest in 2005 and terminate in 2007, with accelerated vesting of 50% to 100% of such options in the event that there is a change in control (as defined in the stock option agreements) of the Company at a price of between $33.33 per share and $43.33 per share or if the Common Stock trades at more than $33.33 per share before June 30, 1997 (for 50% vesting) and $43.33 per share before June 30, 1998 (for 100% vesting) for specified periods. Holders may only exercise a 25% portion of vested options for each year with respect to vesting that has been accelerated due to trading price levels. These options will be included under the Executive Plan if the increase in the number of authorized shares under the Executive Plan to 3,750,000 is approved by the shareholders. If the proposed amendment to the Executive Plan is not approved at the Annual Meeting, these options will remain outstanding outside the Executive Plan.

     The proposed amendment seeks to allocate an additional 1,500,000 shares for issuance under the Executive Plan, bringing the total number of shares authorized for issuance thereunder to 3,750,000 shares. The remaining provisions will continue as stated in the Executive Plan. The Board of Directors believes that the Executive Plan is required in order to recruit and retain a pool of skilled and experienced executives. The additional 1,500,000 shares will allow the Board of Directors to provide incentives to new and existing executive officers.

Approval of the amendment of the Executive Plan requires that the votes in favor of the proposal exceed the votes against the proposal.

THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE EXECUTIVE PLAN TO INCREASE THE AUTHORIZED NUMBER OF SHARES TO BE ISSUED UNDER THE PLAN TO 3,750,000 SHARES.


     PROPOSAL 5 - APPROVAL OF 1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

          At the Annual Meeting, a proposal will be presented for the shareholders to approve the 1996 Stock Option Plan for Outside Directors (the "Directors' Plan"), under which options to purchase up to 250,000 shares of Common Stock of the Company may be granted to directors who are not officers or employees of the Company or any of its subsidiaries.

          The purpose of the Directors' Plan is to attract and retain independent directors and to strengthen the mutuality of interests between such directors and the Company's shareholders. On June 1996, the Company had two directors who were eligible to receive options under the Directors' Plan, Janet Hickey and Mo Siegel. On June 27, 1996, the average of the high and low sales prices of the Company's Common Stock on the Nasdaq National Market was $39.38.

          The Directors' Plan will be administered by the Board of Directors. If the Directors' Plan is approved by the Company's shareholders, each director who is not an employee of the Company or any of its subsidiaries will be granted on the date of the Annual Meeting (and any new director will be granted, on the date of becoming a member of the Board) options to purchase 25,000 shares of the Company's Common Stock, 40% of which will vest on the first anniversary of the date of grant, 40% of which will vest on the second anniversary of the date of grant and 20% of which will vest on the third anniversary of the date of grant. For as long as the Directors' Plan is in effect, each eligible director will also automatically be granted, options to purchase 10,000 shares of the Company's Common Stock, on each anniversary of the date of grant (beginning on the second such anniversary), provided such person is an eligible director on such date. These options will become exercisable in two equal installments, on the first and second anniversaries of the date on which they were granted.

          The option exercise price for all options granted under the Directors' Plan will be the fair market value of a share of the Company's Common Stock on the date of grant. All options granted under the Directors' Plan will expire ten years after the date of grant and will terminate if the optionee ceases to be a director of the Company for any reason other than death or disability. If a director dies or becomes disabled, one-half of the director's unvested options will become immediately exercisable and such options, as well as any options that were vested at the time of the director's death or disability, may be exercised for a period of 90 days thereafter. Upon a Change of Control of the Company (as defined in the Directors' Plan), one-half of all unvested options will become immediately exercisable.

          The grant by the Company of a non-qualified stock option is not a taxable event to the optionee. Generally, an optionee recognizes ordinary income on the date option shares are issued to him pursuant to the exercise of the option in an amount equal to the "spread" or the excess of the fair market value of the shares on that date over the exercise price. Any further gain or loss on disposition of the shares will be capital gain or loss if the shares are held by the optionee for investment.

          The Company will be entitled to deduct for federal income tax purposes any amount the optionee is required to include in ordinary income at the time such amount is so includable, provided that such amount is not deemed to be an "excess parachute payment" (i.e., payment payable upon a change of control of the Company that is in excess of reasonable compensation).

     Approval of the Directors' Plan requires that the votes in favor of the proposal exceed the votes against the proposal. Exhibit B to this Proxy Statement contains the complete text of the Director's Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE DIRECTORS' PLAN.

                            PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of the Record Date, certain information with respect to the beneficial ownership of Common Stock, for (i) each person (or group of affiliated persons) who, insofar as the Company has been able to ascertain, beneficially owned more than 5% of the outstanding shares of Common Stock of the Company, (ii) each director and named executive officer, and (iii) all current directors and named executive officers as a group.

Name                                                                 Number/(1)/          Percent
- ----                                                                 -----------          -------
Putnam Investments.................................................    5,552,538            8.0
Jirka Rysavy/(2)/..................................................    2,728,676            3.9
DLJ Affiliates/(3)/................................................    1,735,727            2.5
Robert L. King/(4)/................................................      768,853            1.1
Gary M. Jacobs/(5)/................................................      666,972            *
Sam Leno...........................................................          -0-            *
Janet A. Hickey/(6)/...............................................    1,747,405            2.5
Clayton K. Trier/(7)/..............................................      490,433            *
Mo Siegel..........................................................          -0-            *

All directors and named executive officers as a group (7 persons)..    6,402,339            8.9

_______________________
*    Less than 1.0%.

(1) A person is deemed to be the beneficial owner of securities that can be acquired within 60 days upon the exercise of options or warrants. Each beneficial owner's percentage ownership is determined by assuming that options or warrants that are held by that person (but not those held by any other person) and are exercisable within 60 days have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2) Includes: (a) 898,676 shares of Common Stock owned by Synergom, Inc., a Colorado corporation, of which Mr. Rysavy is the sole shareholder; (b) 450,000 shares of Common Stock owned by Transecon, Inc., a Colorado corporation, of which Mr. Rysavy is the sole shareholder; (c) 75,000 shares owned by Polly Source, Inc., a Colorado corporation of which Mr. Rysavy is the sole shareholder; (d) warrants to purchase 375,000 shares of Common Stock for $7.33 per share which expire on January 31, 1999; and (e) options to purchase 750,000 shares of Common Stock for $8.00 per share which expire on June 13, 2006.

(3) Includes: (a) 693,857 shares of Common Stock owned by Sprout Capital VI, L.P.; (b) 501,236 shares of Common Stock owned by Sprout Growth II, L.P.;
     (c) 256,087 shares of Common Stock owned by DLJ Capital Corporation; (d) 30,970 shares of Common Stock owned by DLJ Venture Capital Fund II, L.P. (collectively, the Sprout Entities ); (e) 14,074 shares of Common Stock held by DLJ First ESC L.L.C., an employee securities corporation of which DLJ LBO Plans Management Corporation, an affiliate of DLJ Securities

     Corporation, is the manager and has voting and dispositive power; (f) 239,503 shares of Common Stock owned by ML Venture Partners II, L.P. All shares held by the Sprout Entities have been deposited in a voting trust (the "Voting Trust") under the control of an independent voting trustee, Bank of New York, as successor Trustee (the "Trustee"). The address of the Trustee is 101 Barclay Street, 21st Floor, New York, New York 10286. The Trustee will have the sole power and discretion to act as, and to exercise the voting rights and powers of, a shareholder with respect to the shares of Common Stock held by the Trustee, except that the Sprout Entities will retain investment power with respect to the shares held by the Trustee and will be entitled to receive their proportionate dividends, distributions and payments in respect of the shares of Common Stock held by the Trustee, if and when the same are paid by the Company. Shares of Common Stock issued as a dividend, distribution or other payment on the shares held by the Trustee will also be subject to the Voting Trust. Does not include shares of Common Stock held by employees of DLJ Securities Corporation and its affiliates. DLJ Securities Corporation and its affiliates disclaim beneficial ownership of all shares held directly or indirectly by its employees.

(4) Includes options to purchase 750,000 shares of Common Stock which are exercisable at prices ranging from $5.33 to $8.00 per share which expire between September 1, 2000 and June 13, 2006.

(5) Includes: (a) warrants to purchase 75,000 shares of Common Stock for $2.67 per share which expire on February 28, 1998; and (b) options to purchase 323,672 shares of Common Stock which are exercisable at prices ranging from $0.67 to $8.00 per share and expire between November 16, 1999 and June 13, 2006.

(6) Includes shares of Common Stock owned by the Sprout Entities which have been deposited in the Voting Trust (see note 3). Ms. Hickey is a director of the Company and a general partner of several limited partnerships comprising, in part, The Sprout Group. Ms. Hickey shares voting and investment power with respect to the shares owned by The Sprout Group and may be deemed to be the beneficial owner of such shares. Ms. Hickey disclaims beneficial ownership as to all of the shares deposited in the Voting Trust. Does not include shares of Common Stock held by employees of DLJ Securities Corporation and its affiliates. DLJ Securities Corporation and its affiliates disclaim beneficial ownership of all shares held directly or indirectly by its employees.

(7) Includes options to purchase 196,952 shares of Common Stock which are exercisable at prices ranging from $6.46 to $8.33 per share and expire between March 17, 2000 and November 23, 2000.

                            EXECUTIVE COMPENSATION


Executive Officers

     The executive officers of Corporate Express are:

     Name           Age                 Position
     ----           ---                 --------
Jirka Rysavy        42     Chief Executive Officer
Robert L. King      45     President and Chief Operating Officer
Gary M. Jacobs      49     Executive Vice President and Secretary
Sam R. Leno         50     Executive Vice President and Chief Financial Officer
Clayton K. Trier    44     Chief Executive Officer, U.S. Delivery
Joanne C. Farver    41     Vice President - Controller
Gary W. Grant       44     President - Chief Operating Officer, U.S. Delivery

     The business backgrounds of Messrs. Rysavy, King and Trier are included under "Proposal 1 - Election of Directors."

     Mr. Jacobs joined Corporate Express in November 1992 as Executive Vice President and Chief Financial Officer, and currently serves as Executive Vice President and Secretary of Corporate Express. Mr. Jacobs previously served Corporate Express as a director from August 1988 through September 1990. From 1990 to 1992, Mr. Jacobs served as the Chief Executive Officer of Boulder Retail Finance Corporation, an investment firm controlled by Mr. Jacobs. From 1978 through mid-1990, he served as Executive Vice President of Capital Associates, Inc., an equipment leasing company. Mr. Jacobs also served as director of Capital Associates, Inc. from 1978 to 1991 and from 1994 to date. Prior to joining Capital Associates, Inc., Mr. Jacobs served as a director of finance for Storage Technology Corporation, a public company which manufactures computer peripheral devices.

     Mr. Leno joined the Company as Executive Vice President and Chief Financial Officer in July 1995. From July 1994 until July 1995, Mr. Leno was the Chief Financial Officer of Coram Healthcare. Prior thereto, for 23 years, Mr. Leno served in various management positions with Baxter International, a manufacturing and multinational distribution company, including Vice President of Finance and Information Technology.

     Ms. Farver joined the Company in August 1988 and has served as Vice President - Controller of the Company since November 1991. Ms. Farver also served as a director of Corporate Express from July 1991 to February 1992 and as Secretary of Corporate Express from June 1990 to November 1991. Ms. Farver joined Commercial Office Products as Controller in August 1985. From 1982 to 1985, Ms. Farver held various financial management positions with NBI, Inc., a computer company and the parent company of Commercial Office Products. Prior to 1982, Ms. Farver spent three years as a Certified Public Accountant with Touche Ross & Company.

     Mr. Grant joined U.S. Delivery in March 1994 as Senior Vice President - Chief Operating Officer and currently serves as President - Chief Operating Officer of U.S. Delivery. Mr. Grant has 18 years experience in the same-day local delivery industry. Mr. Grant was a founder of ViaNet, Inc. (one of Delivery's founding companies) and served as its President from 1986 to 1994. From 1977 to 1986,

Mr. Grant was President and co-founder of several different delivery and transportation companies that were predecessors to ViaNet.


Summary of Cash and Certain and Other Compensation

     Summary Compensation Table. The following table sets forth individual compensation (cash and non-cash, plan and non-plan) paid to the Chief Executive Officer and to certain other executive officers of the Company (the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries for fiscal 1993, fiscal 1994 and fiscal 1995:


                                                  Annual                                       Long-Term
                                             Compensation/(1)/                               Compensation
                                             -----------------                       ---------------------------------
                                                                                     Number of           All Other
Name and Position              Year/(2)/          Salary           Bonus/(3)/         Options        Compensation/(4)/
- -----------------              ---------          ------           ----------        ---------       -----------------

Jirka Rysavy                        1995       $ 256,732                 -               525,000
Chairman of the Board and           1994         212,630             $141,900            750,000             12,813
Chief Executive Officer             1993         196,574               10,000            375,000/(5)/        13,142

Robert L. King                      1995         235,775                 -               375,000             37,448
President and Chief                 1994         194,498             $132,000            525,000               -
Operating Officer                   1993          86,955/(6)/            -               450,000               -

Gary M. Jacobs                      1995       $ 217,452                 -               225,000
Executive Vice President,           1994         177,776             $ 92,500            300,000               -
and Secretary                       1993         146,714               10,000             56,250              5,552

Sam Leno                            1995       $ 274,231/(7)/             -               450,000              -
Executive Vice President
and Chief Financial Officer

Clayton Trier                       1995       $ 151,769/(8)/             -               190,000              -
Chief Executive
Officer, U.S. Delivery

_______
(1) With respect to each of the Named Executive Officers, the aggregate amount of perquisites and other personal benefits, securities or property received was less than either $50,000 or 10% of the total annual salary reported.

(2) The Company became a reporting company under the Securities Exchange Act of 1934 in September 1994 and is not required to provide information for any period prior to fiscal 1993.

(3)  Bonuses for fiscal 1995 have not yet been determined.

(4) All other compensation includes taxable relocation, temporary housing and other executive benefits.

(5)  Represents warrants issued to Mr. Rysavy.

(6) This amount represents Mr. King's salary from August 1993, when he joined the Company, through the end of fiscal 1993.

(7) This amount represents Mr. Leno's salary from July 1995, when he joined the Company through the end of fiscal 1995.

(8) This amount represents Mr. Trier's salary paid by U.S. Delivery during fiscal 1995. Mr. Trier joined the Company following the merger with U.S. Delivery on March 1, 1996.

     During August 1995, the annual base salary for Mr. Jacobs was increased to $225,000. Effective August 14, 1995, the annual base salaries for Messrs. Rysavy and King were increased to $275,000 and $250,000 respectively.

     Certain officers of the Company and its subsidiaries earned salaries in excess of $100,000 and bonus compensation for fiscal 1995.

     Stock Options Granted. The following table sets forth information concerning individual grants of stock options made by the Company during fiscal 1995 to each of the Named Executive Officers:

                                                                                   Potential Realizable
                                       Percent of                                  Value at Assumed
                                       Total                                       Annual Rates
                                       Options                                     of Stock Price
                                       Granted to                                  Appreciation for
                         Number        Employees      Exercise                     Option Terms/(1)/
                         of Options    in Fiscal      Price        Expiration
Name                     Granted       1995           (per share)  Date            5%            10%

- ---------------------------------------------------------------------------------------------------------
Jirka Rysavy.........  525,000/(2)/    8%         $   20.00      06/30/07       $8,358,000   $22,454,250
Robert L. King.......  375,000/(2)/    6%         $   20.00      06/30/07        5,970,000    16,038,750
Gary M. Jacobs.......  225,000/(2)/    3%         $   20.00      06/30/07        3,582,000     9,623,250
Sam Leno.............  225,000/(2)/    3%         $   20.00      06/30/07        3,582,000     9,623,250
                       225,000/(3)/    3%         $   20.00      08/29/02        1,831,500     4,268,250
Clayton Trier........  190,000/(3)/    3%         $   29.75      03/01/06        3,554,900     9,007,900

__________
(1) The 5% and 10% assumed annual rates of compound stock price appreciation over the term of the options are computed in accordance with rules and regulations of the Securities and Exchange Commission and do not represent the Company's estimate of stock price appreciation or a projection by the Company of future stock prices.

(2) These options vest on June 30, 2005, which vesting accelerates if (a) a change of control occurs at any time (with greater acceleration if a change of control (as defined in the option agreements) occurs at or prior to June 30, 1998) at a stock price per share greater than $43.33 or (b) the average closing bid price for Common Stock on the Nasdaq National Market for 90 consecutive trading days equals or exceeds $33.33 to $43.33 per share, provided that acceleration based upon the closing bid price may not occur before June 30, 1997. These options expire on June 30, 2007 unless sooner terminated under the terms of the option agreements.

(3) The options vest in equal monthly installments over a period of five years, beginning on the month after the first anniversary of the grant date. These options expire on the earliest to occur of (a) the seventh anniversary (in the case of Mr. Leno's options) and the tenth anniversary (in the case of Mr. Trier's options) of the grant date or (b) a breach by the optionee of the confidentiality and noncompetition agreement executed by the optionee, unless sooner terminated under the terms of the option agreements.

     Option Exercises and Option Values. The following table sets forth information concerning stock options exercised by each of the Named Executive Officers during fiscal 1995 and the number of unexercised options and warrants held by such persons at the end of fiscal 1995 and the value thereof:

                                                                           Value of Unexercised
                                               Number of Unexercised       "In-the-Money" Options
                  Number of                  Options at Fiscal Year End    At Fiscal Year End(2)
                                             ------------------------------------------------------
                  Shares Acquired Value
Name              on Exercise  Realized(l)   Exercisable  Unexercisable  Exercisable  Unexercisable

- ---------------------------------------------------------------------------------------------------
Jirka Rysavy....         -         -             375,000      1,275,000   $8,782,500    $22,706,250
Robert L. King..         -         -             225,000      1,125,000   $5,719,500    $21,694,500
Gary M. Jacobs..      122,500 $3,093,565          91,484        592,266   $2,500,000    $10,993,945
Sam Leno........         -         -                 -0-        450,000          -0-    $ 4,837,500
Clayton Trier...         -         -             196,952        190,000   $4,548,344    $   190,000

______
(1) The value realized represents the difference between the fair market value on the date of exercise and the exercise price, multiplied by the applicable number of options.

(2) Options or warrants are "in-the-money" if the fair market value of the underlying securities exceeds the exercise price of the option or warrant. The amounts set forth represent the difference between $30.75 per share, the fair market value of the Company's Common Stock issuable upon exercise of options or warrants at March 2, 1996, and the exercise price of the option or warrant, multiplied by the applicable number of options or warrants.


Employment Contracts

     Mr. King has an employment agreement with the Company pursuant to which he serves as President and Chief Operating Officer, which agreement expires on August 31, 1997. In addition to his base salary, Mr. King is entitled to participate in all benefit and incentive plans available to executive officers and to receive a bonus of up to 100% of his base salary if the Company achieves certain financial performance targets. Mr. King was also granted options to purchase 450,000 shares of Common Stock at $5.33 per share, which options vest in four equal annual installments beginning on September 1, 1994. If the employment agreement is terminated other than for cause by the Company, upon the death or disability of Mr. King or voluntarily by Mr. King following a breach of the agreement by the Company, Mr. King will be entitled to receive salary, bonus and benefits for twelve months following termination and one-third of any unvested stock options granted to Mr. King will become exercisable.

     Mr. Leno has an employment agreement with the Company, pursuant to which he serves as Executive Vice President and Chief Financial Officer, which expires on July 31, 1999. In addition to his base salary, Mr. Leno is entitled to participate in all benefit and incentive plans available to executive officers and to receive a bonus of up to 100% of his base salary if the Company achieves certain financial performance targets. See "--Other Benefit Plans--Incentive Plans." Mr. Leno also received options to purchase 225,000 shares of Common Stock at the market price per share as of the grant date, which options vest in four equal annual installments beginning on August 1, 1996. Mr. Leno was granted options to purchase an additional 225,000 shares of Common Stock under the Executive Plan. If the employment agreement is terminated other than for cause by the Company, upon the death or disability of Mr. Leno or voluntarily by Mr. Leno following a breach of the agreement by the Company, Mr. Leno will be entitled to receive salary, bonus and benefits for twelve months following termination.

     Mr. Jacobs has an employment agreement with the Company pursuant to which he serves as Executive Vice President and Chief Financial Officer. The employment agreement expires on November 10, 1996. In addition to his base salary, Mr. Jacobs is entitled to participate in all benefit and incentive plans available to executive officers and to receive a bonus of up to 100% of his base salary if the Company achieves certain financial performance targets. If the agreement is terminated by the Company other than for cause or upon the death or disability of Mr. Jacobs or voluntarily by Mr. Jacobs, Mr. Jacobs is entitled to receive salary and benefits for six months following termination.

     Mr. Trier has an employment agreement pursuant to which he serves as Chief Executive Officer of U.S. Delivery. The agreement provides for an annual salary of $150,000, subject to board review, incentive bonuses and stock options, as well as certain other benefits. The agreement contains a non-competition agreement and provides for certain severance payments under certain circumstances, including upon a change in control (as defined in the employment agreement).

     Summary of Option Grants. The following table summarizes the aggregate number of option grants during Fiscal 1995 under the Company's option plans. Each option is exercisable for one share of the Company's Common Stock, which had a market value of $30.75 per share as of March 2, 1996.

                                                      1992 Stock   1994 Stock          1994 Executive        Replacement
Name and Position                                     Option Plan  Option Plan/(1)/  Stock Option Plan/(2)/    Plan
- -----------------------------------------------------------------------------------------------------------------------

Jirka Rysavy, Chairman of the Board
  and Chief Executive Officer                                -                 -                     525,000       -
Robert L. King, President and
   Chief Operating Officer                                   -                 -                     375,000       -
Sam R. Leno, Executive Vice President and
   Chief Financial Officer                                   -           225,000                     225,000       -
Gary M. Jacobs, Executive Vice President                     -                 -                     225,000       -
Clayton K. Trier, CEO, U.S. Delivery                                     190,000                        -       196,952
Current Executive Officers as a group                        -           415,000                   1,350,000       -
Current Non-employee Directors as a group                    -                 -                        -          -
All other employees as a group, net of forfeitures           -         3,387,975                        -     1,540,048
Total options granted, net of forfeitures                    -         3,802,975                   1,350,000  1,737,000

(1) Certain of the option grants shown in this column will be included under the applicable plan only if the proposed amendment to such plan is approved by shareholders at the Annual Meeting. See Proposals 3 and 4.

     Certain Federal Tax Consequences. The following is a discussion of certain anticipated federal income tax consequences to recipients of awards made under the Company's stock option plans under current law. The federal income tax consequences depend on whether the options are incentive stock options or non-qualified stock options.

     Incentive Stock Options. For incentive stock options, no tax is due until
     -----------------------
the sale of the option shares. If the shares of Common Stock acquired upon exercise of an incentive stock option are not sold until two years after the grant date and one year after the exercise date, any gain (the excess of the sale price over the exercise price) or loss (the excess of the exercise price over the sale price) will be a long-term capital gain or loss.

     If the option shares are sold within two years after the grant date or within one year after the exercise date, the sale is a "disqualifying disposition." The optionee will generally recognize income in the year of the "disqualifying disposition" equal to the gain (excess of the sale price over the exercise price). The portion of the gain equal to the excess of the fair market value of the Common Stock on the exercise date over the exercise price will be compensation taxable as ordinary income, and any remaining gain will be long-term or short-term capital gain depending on whether the shares were sold more than one year after the option was exercised. If the "disqualifying disposition" is a sale or exchange (other than a sale or exchange with certain persons related to the optionee), the amount of compensation taxable as ordinary income cannot exceed the excess of the sale price over the exercise price, even if the sale price is less than the fair market value of the Common Stock on the exercise date. If any of the exercise price is paid by surrendering shares of Common Stock within two years after the grant date, proposed Internal Revenue Service regulations may require the optionee to recognize compensation taxable as ordinary income in the amount equal to the excess of the sale price over the exercise price.

     No tax is due at the time an incentive stock option is granted or exercised. Special rules apply to optionees who are subject to the alternative minimum tax. The Company may be entitled to a tax deduction in the year of the "disqualifying disposition."

     Non-Qualified Stock Options. For non-qualified stock options, tax is due
     ---------------------------
upon exercise of the option, even if the option shares are not sold when the option is exercised. The optionee will be taxed upon exercise for ordinary income in an amount per share equal to the difference between the exercise price of the non-qualified stock option and the fair market value of the Common Stock on the exercise date. The amount of such ordinary income will be determined based upon the fair market value of the Common Stock on the date of recognition. The Company will (subject to any applicable limitation contained in the Internal Revenue Code of 1986, as amended (the "Code")) be entitled to a tax deduction for the compensation taxable as ordinary income when a non-qualified stock option is exercised. An optionee will not be deemed to receive any taxable income at the time a non-qualified stock option is granted, nor will the Company be entitled to a deduction at that time.

     Upon a sale of the option shares, any gain (the excess of the sale price over the fair market value of the Common Stock on the exercise date) or loss (the excess of the fair market value of the Common Stock on the exercise date over the sale price) will be a long-term capital gain or loss if the sale occurs more than one year after the date of exercise (or, if later, the date when income was recognized by the optionee). Otherwise, if the option shares are sold less than a year after exercise, there will be a short-term capital gain or loss.

     If any of the exercise price of a non-qualified stock option is paid by surrendering shares of Common Stock (including, based upon proposed regulations under the Code, shares previously acquired upon exercise of an incentive stock option), no gain or loss will be recognized on the shares surrendered. Option shares equal to the number of shares surrendered will have the same basis and holding period, for purposes of determining whether subsequent dispositions result in long-term or short-term capital gain or loss, as the shares surrendered. The balance of the option shares will be treated for federal income tax purposes as though issued for an exercise price equal to the consideration, if any, paid by the optionee in cash. The optionee's compensation, taxable as ordinary income upon exercise, and the Company's deduction, is the same whether the exercise price is paid in cash or in shares of Common Stock.

     If a non-qualified stock option is exercised by a controlling person under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") within six months of the grant date, the recognition of income may be delayed until such shares may be resold without incurring liability under
Section 16(b) of the Exchange Act (generally six months after the grant date).

     The foregoing is a general summary of current federal income tax treatment. These tax rules are complex and subject to change. Each optionee should consult his or her own tax advisor for more detailed information regarding the tax consequences applicable to his or her own situation.

Other Benefit Plans

     Incentive Plans. The Company has adopted an incentive plan for its executive officers and other management employees. The incentive plan provides for annual cash bonuses based upon the performance by the Company of specified financial objectives and, for some participants, by the participant's individual performance. Target awards are a percentage of base salary as of fiscal year end. Financial objectives, any applicable individual performance objectives, and target awards for the Named Executive Officers are determined by the Compensation Committee. For the Company's Chief Executive Officer, Chief Operating Officer and Executive Vice Presidents, the objectives are based on the Company's earnings per share and individual performance objectives. Target awards are 50% of base salary if financial objectives are met and not less than 100% of base salary if financial objectives are exceeded by specified percentages and the individual objectives are met. Target awards for other Named Executive Officers and certain other key employees are based on earnings per share, other Company financial performance criteria and individual performance. Target awards are generally 30% of base salary for the other named executive officers if the financial and individual objectives are met and up to not less than 50% of base salary if these objectives are exceeded. Target awards, financial objectives and individual performance objectives for all other participants are established by the Administrative Committee beginning.

     1994 Employee Stock Purchase Plan. The 1994 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board and approved by the shareholders in August 1994. The Purchase Plan permits the Company to sell shares of Common Stock to eligible employees at a discount from the lower of the market price at the beginning or end of the plan year with funds set aside through payroll deductions. Participants may withdraw shares purchased for their account under the Purchase Plan at any time. Resale of shares may be subject to a holding period established annually by the Compensation Committee of up to one year. The purchases under the Purchase Plan receive certain tax benefits. A maximum of 750,000 shares may be purchased by employees pursuant to the Purchase Plan. The Purchase Plan is administered by the Compensation Committee. The Company may, in its discretion, terminate or amend the Purchase Plan at any time.

Compensation Committee Interlocks and Insider Participation

     The Board established a Compensation Committee on August 24, 1993. During fiscal 1995, the Compensation Committee was comprised of Ms. Hickey and Messrs. Patrick and Feuer (for part of the year). None of the executive officers of the Company currently serves on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions. Members of the Compensation Committee, or their affiliates, have entered into the following transactions with the Company.

     In connection with the several rounds of private equity financing of the Company in December 1991, J.P. Morgan Investment Corporation ("J.P. Morgan") purchased approximately 2,698,704 shares of Common Stock (some of which were originally issued as preferred stock) for an aggregate purchase price of $8,427,252. J.P. Morgan sold 148,069 shares of Common Stock in the Company's initial public offering in September 1994 and 330,000 shares of Common Stock in the Company's subsequent public offering in March 1995. The Company, J.P. Morgan and certain other designated shareholders are parties to Recapitalization Agreements dated as of December 3, 1991 and August 29, 1992, pursuant to which J.P. Morgan, or any transferee of J.P. Morgan, may exchange its voting shares of the Company's capital stock for nonvoting shares of the same number and class. Mr. Patrick is an officer of J.P. Morgan.

     In connection with the several rounds of private equity financing of the Company, certain entities comprising the Sprout Group purchased an aggregate of 5,697,197 shares of Common Stock (some of which were originally issued as preferred stock) for an aggregate purchase price of $16,397,293. Some of these shares have subsequently been transferred to other entities within the Sprout Group or sold. Ms. Hickey is a general partner of several limited partnerships comprising, in part, The Sprout Group, and is a divisional Senior Vice President of DLJ Capital Corporation. The Sprout Group is a division of DLJ Capital Corporation. DLJ Capital Corporation and DLJ Securities Corporation are each wholly-owned subsidiaries of Donaldson, Lufkin & Jenrette, Inc. Alliance is effectively 59% owned by The Equitable Companies Incorporated, which effectively owns 100% of Donaldson, Lufkin & Jenrette, Inc. DLJ Securities Corporation was one of the Underwriters for the Company's initial public offering. Sprout VI, Sprout Growth and DLJ Venture Capital Fund II, L.P. are each limited partnerships associated with The Sprout Group and DLJ Capital Management, a wholly-owned subsidiary of DLJ Capital Corporation, submanages ML Venture's and Merrill Lynch Venture Capital Inc.'s investments in the Company (collectively with Alliance, DLJ Capital Corporation and DLJ Securities Corporation, the "DLJ Affiliates"). As of the date hereof, the DLJ Affiliates collectively owned approximately 2.5% of the issued and outstanding Common Stock of the Company. DLJ Securities Corporation performed investment banking and financial advisory services on behalf of the Company in connection with the offering of the Company's 9 1/8% Senior Subordinated Notes due 2004, the private equity financing in January 1994, the Hanson Acquisition, the Company's initial public offering, and the Company's subsequent public offerings, for which it received customary fees.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Executive Compensation Philosophy

     The Compensation Committee of the Board of Directors (the "Committee") consisted of Ms. Hickey, Mr. Patrick and Mr. Feuer (for a portion of the year) during fiscal 1995, each of whom is a disinterested person under Rule 16b-3 under the Exchange Act. The Committee sets compensation policies applicable to executive officers, has the authority to approve salaries and bonuses and other compensation matters for these executive officers and administers the Company's various stock option and stock purchase plans.

Executive Compensation Components

     The Company's executive compensation policy is designed with the goals of ensuring that an appropriate relationship exists between executive pay and corporate performance, while at the same time motivating and retaining highly qualified executive officers, and providing total compensation that is competitive with companies in comparable industries or other companies of comparable growth and performance. The key components of the Company's compensation program are base salary, annual incentive bonus awards and equity participation in the form of stock options and warrants. Executive officers are also entitled to customary benefits generally available to all employees of the Company, including group medical, dental and life insurance and 401(k) and employee stock purchase plans.

     Annual Cash Compensation. The Company was privately held until September 1994. Compensation of the Named Executive Officers for fiscal 1995 was based on the executives' duties and responsibilities, financial performance of the Company and other factors considered by the Committee. The Committee also considered the success of the Named Executive Officers in developing and executing the Company's acquisition, financing and strategic plans. All of the Named Executive Officers received salary increases for fiscal 1995 ranging from 20% to 22% over fiscal 1994. The Committee believes that executive officer base salaries and annual cash compensation for fiscal 1995 were reasonable and below cash compensation paid by many companies in comparable industries and other companies of comparable growth and performance.

     Stock Options. Equity participation is a key component of the Company's executive compensation program. Stock options are granted to Named Executive Officers primarily based on the officer's contribution to the Company's growth and profitability. Option grants are designed to retain executive officers and motivate them to enhance shareholder value by aligning the financial interests of the Named Executive Officers with those of the Company's shareholders. Stock options provide an effective incentive for management to create stockholder value over the long term since the option value depends on appreciation in the price of the Common Stock over a number of years.

     During fiscal 1995, the Committee granted options aggregating 1,350,000 shares of stock to four Named Executive Officers at a price of $20.00 per share:
Mr. Rysavy -- 525,000 shares; Mr. King -- 375,000 shares; and Mr. Jacobs and Mr. Leno -- 225,000 shares each. The terms of these options were identical to those of options previously granted under the Executive Plan. In making these grants, the Committee considered incentive compensation of companies in comparable industries or other companies of comparable growth and size, the success of these Named Executive Officers in achieving the Company's acquisition, financing and strategic plans, and the financial performance of the Company. The options vest in 2005 and terminate in 2007, with accelerated vesting of 50% to 100% of such options in the event that there is a change in control (as defined in the stock options agreements) of the Company at a price of between $33.33 per share and $43.33 per share or if the Common Stock trades at more than $33.33 per share before June 30, 1997 (for 50% vesting) and $43.33 per share before June 30, 1998 (for 100% vesting) for specified periods. Holders may only exercise a 25% portion of vested options for each year with respect to vesting that has been accelerated due to trading price levels. Mr. Leno also received a grant under the 1994 Plan of options to purchase 225,000 shares in August 1995. Mr. Trier received a grant of options to purchase 190,000 shares in March 1996 in connection with the U.S. Delivery merger.

Chief Executive Officer Compensation

     Mr. Rysavy received a base salary of $256,732 in fiscal 1995, a 20% increase over his fiscal 1994 base salary. Mr. Rysavy's employment agreement provides for annual review of his base salary and adjustment in light of his performance and the salary increases for the Company's other executive officers. Mr. Rysavy was granted options to purchase 525,000 shares of the Common Stock. In deciding upon an 20% increase in Mr. Rysavy's salary, and the grant of options to purchase 525,000 shares under the Executive Plan, the Committee focused on the importance of Mr. Rysavy to the continued growth and development of the Company, his expertise in the industry, his demonstrated management skills and ability to implement the Company's acquisition, financing and strategic plans, his role in the consummation of the Company's initial and subsequent public offerings and numerous acquisitions, and the Company's achievement of other milestones. The Committee also considered the range of salary increases for the Company's other Named Executive Officers.

Future Executive Officer Compensation

     During fiscal 1994, William M. Mercer, Incorporated, a national compensation consulting firm, prepared an analysis of the cash compensation practices of a group of comparative companies extracted from compensation data banks, surveys and recent proxy statements. The companies surveyed included companies from the office products industry (Office Depot, Staples and OfficeMax) and other selected high-growth or acquisition-oriented retailers and health care companies, general industry fast-growth companies and companies with market capitalization or sales comparable to the Company. After examination of the survey data, the Committee determined that the cash compensation portion of the Company's executive compensation program is generally somewhat less than the amounts paid by comparable companies, but that the Company's total compensation arrangements are generally satisfactory. The Committee intends to continue to emphasize stock options and other forms of long term compensation, and to periodically review all forms of executive compensation to ensure that the Company can attract and retain key executives. Management has advised the Committee of its desire to continue to have a substantial portion of executive compensation directly tied to corporate performance.

     The Company has adopted an incentive plan for its executive officers and other management employees. The incentive plan provides for annual cash bonuses based upon the performance by the

Company of specified financial objectives. Financial objectives and target awards for the chief executive officer and the other Named Executive Officers are determined by the Committee. For the Company's Chief Executive Officer, Chief Operating Officer and Executive Vice Presidents, the objectives for fiscal 1996 are based on the Company's earnings per share and individual performance. Target awards for these executives are not yet firmly established for fiscal 1996, but are expected to be 50% of base salary if financial objectives are met and not less than 100% of base salary if financial objectives are exceeded by specified percentages and the individual objectives are met. Target awards for other Named Executive Officers are based on earnings per share, other Company financial performance criteria and individual performance. Target awards are not yet firmly established for fiscal 1996, but are expected to be 30% of base salary for the other named executive officers if the financial and individual objectives are met and up to not less than 50% of base salary if these objectives are exceeded. Individual objectives have not yet been established for any participants for fiscal 1996.

     In addition, the Company anticipates that it will continue to hire, appoint or otherwise change senior managers and other key executives as it continues to grow. Executive compensation and compensation policies may change as the Company continues to grow and as management changes are implemented.

Tax Considerations

     Amendments to the Internal Revenue Code of 1986 enacted in 1993 generally limit the tax deductibility of compensation paid by a public company to its chief executive officer and four other most highly compensated executive officers to $1 million unless the executive compensation is awarded under a performance-based plan approved by the shareholders of the company. Although the Committee believes that tax deductibility is of value to the Company, it has decided not to submit its incentive plan for shareholder approval at this time because annual cash incentive compensation for any executive officer is unlikely to exceed $1 million in the near future. The Committee may decide to submit the incentive plan for shareholder approval if cash incentive compensation is likely to exceed $1 million. The Executive Plan was submitted to and approved by the shareholders in August 1994, and complies with the performance-based requirements of the new tax laws.

                                                       Compensation Committee

                                                       Janet A. Hickey
                                                       Donald H. Patrick, Jr.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act and the Exchange Act and shall not be deemed to be soliciting material.

                            STOCK PERFORMANCE GRAPH

     The following graph compares the percentage change in cumulative total shareholder return on the Common Stock since September 23, 1994, the date the Company's shares began trading on the Nasdaq National Market, with the cumulative total return on the S&P 500 Index and the peer group index over the same period. The comparison assumes $100 was invested on September 23, 1994 in the Common Stock and in each of the indices and assumes reinvestment of dividends, if any, since that date. The Company has not paid cash dividends on the Common Stock. Historic stock price is not indicative of future stock price performance.







                             [GRAPH APPEARS HERE]





RESEARCH DATA GROUP          TOTAL RETURN - DATA SUMMARY


                                     CEXP

                                                     CUMULATIVE TOTAL RETURN
                                           -------------------------------------
                                                   9/23/94    2/24/95     3/2/96
Corporate Express Inc          CEXP                    100        156       296

S & P 500                      1500                    100        104       140

S & P RETL STRS COMPOSITE      IRSC                    100         95       104


__________

(1) Assumes $100 investment on September 23, 1994.

     This Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act and are not to be deemed to be soliciting material.

                              CERTAIN TRANSACTIONS

     In addition to transactions described in "Compensation Committee Interlocks and Insider Participation," the Company is party to the following transactions with its executive officers, directors and principal shareholders.

     On October 23, 1993, OfficeMax, Inc. acquired 3,825,000 shares of Common Stock for $23.5 million. Of these shares 3,750,000 were issued by the Company and 75,000 were sold by Synergom, Inc., a corporation which is wholly owned by Mr. Rysavy, the Company's Chairman of the Board and Chief Executive Officer. On September 11, 1995, the Company purchased all of the shares of Common Stock held by OfficeMax, Inc. Upon such purchase, Michael Feuer, OfficeMax's designee to the Company's board of directors, resigned as a director.


               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires the Company's directors, officers (including a person performing a principal policy-making function) and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and 10% Holders are required by SEC regulations to furnish the Company with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during fiscal 1995 its directors, officers and 10% Holders complied with all filing requirements under Section 16(a) of the Exchange Act, with the exception of Clayton Trier, Sam Humphreys and Gary Grant, who each had one late filing, each reporting one transaction.


                             SHAREHOLDER PROPOSALS

     Shareholders may submit proposals on matters appropriate for shareholder action at the Company's annual meetings consistent with regulations adopted by the SEC. For shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 1997 annual meeting of shareholders, they must be received by the Company not later than April 10, 1997. Such proposals should be addressed to the Company at 325 Interlocken Parkway, Broomfield, Colorado 80021, Attention: General Counsel.


                                 OTHER MATTERS

     Management does not intend to present, and has no information as of the date of preparation of this Proxy Statement that others will present, any business at the Annual Meeting other than business pertaining to matters required to be set forth in the Notice of Annual Meeting and Proxy Statement. However, if other matters requiring the vote of the shareholders properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the proxies held by them in accordance with their best judgment on such matters.

                            YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                                                       EXHIBIT A
                                                                       ---------

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                           OF CORPORATE EXPRESS, INC.

     "Article Fourth of the Articles of Amendment and Restatement is amended to read in full as follows:

                                   ARTICLE IV

                                SHARES OF STOCK

     A.   Authorized Capital Stock.  The aggregate number of shares that the
          ------------------------
Corporation shall have authority to issue is three hundred twenty-eight million (328,000,00), consisting of three hundred million (300,000,000) shares of common stock ("Common Stock"), par value $.0002 per share, three million (3,000,000) share of Non-Voting Common Stock ("Non-Voting Common Stock"), par value $.0002 per share, and twenty-five million (25,000,000) shares of preferred stock ("Preferred Stock"), par value $.0001 per share.

     B.   Authority Relative to Undesignated Preferred Stock.  The board of
          --------------------------------------------------
directors of the Corporation shall be authorized, subject to limitations prescribed by the Colorado Business Corporation Act and elsewhere herein, to provide for the issuance of the shares of previously undesignated Preferred Stock in one or more series, to establish from time to time the number of shares to be included in such series of previously undesignated Preferred Stock, and to fix the designation, powers, preferences and rights of each series of previously undesignated Preferred Stock and the qualifications, limitations or restrictions thereof.

     C.   Preemptive Rights.  Unless otherwise approved by a resolution of the
          -----------------
Corporation's board of directors, shareholders of the capital stock of the Corporation shall not have the preemptive right to acquire unissued shares or securities convertible into such shares or carrying a right to subscribe to or acquire shares. Such provision shall apply to both shares outstanding and to newly issued shares.

     D.   Dividends.  Dividends on outstanding shares of Preferred Stock shall
          ---------
be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment of the Common Stock with respect to the same dividend period.

     E.   Liquidation, Dissolution or Winding Up.  If upon any voluntary or
          --------------------------------------
involuntary liquidation, dissolution or winding up of the Corporation, the assets for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     F.   Voting.  Each holder of Common Stock shall have one vote on all
          ------
matters submitted to shareholders for each share of Common Stock standing in the name of such holder on the books of the Corporation and entitled to vote, except that in the election of directors each holder of Common Stock shall be entitled to vote all of the shareholder's votes for as many persons as there are directors to be elected. Each holder of Preferred Stock shall have the voting rights designated for such Preferred Stock by the board of directors as authorized under Article IV, Section B hereof. In the election of directors, cumulative voting shall not be allowed. Except as otherwise provided herein, and except as otherwise required by law, all shares of capital stock of the Corporation entitled to vote shall vote as a single class on all matters submitted to the shareholders.

     G.   Non-Voting Common Stock.  Except as required by the Colorado Business
          -----------------------
Corporation Act, each holder of Non-Voting Common Stock shall not be entitled to vote. Except for no voting rights, the rights, powers and preferences of the Non-Voting Common Stock are identical to those of the Common Stock.

     H.   Quorum.  At all meetings of the shareholders, the holders of a
          ------
majority of the shares outstanding and entitled to vote shall constitute a quorum. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by the Colorado Business Corporation Act or these Articles of Amendment and Restatement."

                                                                       EXHIBIT B
                                                                       ---------


                            CORPORATE EXPRESS, INC.

                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


                                   ARTICLE I

                                    PURPOSE


          The purpose of the 1996 Stock Option Plan for Outside Directors (the "Plan") is to enable Corporate Express, Inc. (the "Company") to attract and retain outside directors and to strengthen the mutuality of interests between such directors and the Company's stockholders.


                                   ARTICLE II

                                  DEFINITIONS


          For purposes of the Plan, the following terms shall have the following meanings:

          2.1   "BOARD" shall mean the Board of Directors of the Company.
                 -----

          2.2   "CHANGE OF CONTROL" shall mean the occurrence of any one of the
                 -----------------
following: (i) the Company enters into an agreement of reorganization, merger or consolidation pursuant to which it is not the surviving corporation, other than a transaction that is accounted for as a pooling of interests, (ii) the Company sells all or substantially all its assets, or (iii) in excess of 50% of the issued and outstanding shares of Common Stock is acquired by a single purchaser or group of related purchasers (other than the Company, a subsidiary of the Company or an employee benefit plan sponsored by the Company or a subsidiary).

          2.3   "CODE" shall mean the Internal Revenue Code of 1986, as amended,
                 ----
and rules and regulations under the Internal Revenue Code of 1986, as amended.

          2.4   "COMMON STOCK" shall mean the Common Stock, par value $.0002 per
                 ------------
share, of the Company.

          2.5  "DISABILITY" shall mean a disability due to any medically
                ----------
determinable physical or mental impairment that prevents a director from fulfilling his or her duties as a director, as determined in the reasonable judgment of the Board.

          2.6   "EFFECTIVE DATE" shall mean the date on which the Plan is
                 --------------
approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, or represented, and entitled to vote at a duly held meeting of the stockholders of the Company.

          2.7   "ELIGIBLE DIRECTOR" shall mean any member of the Board who, on
                 -----------------
the date on which Options are to be granted, is not an officer or employee of the Company or any of the Company's subsidiaries, but shall exclude any such member of the Board who advises the Company in writing of his or her desire not to participate in the Plan.

          2.8   "FAIR MARKET VALUE" for purposes of the Plan, unless otherwise
                 -----------------
required by the Code, shall mean, as of any date, the average of the high and low sales prices of a share of Common Stock as reported on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or traded on any such exchange, on the Nasdaq Stock Market, or, if not so listed or traded, the fair market value as determined by the Board, which determination shall be conclusive.

          2.9   "OPTIONEE" shall mean an individual to whom a Stock Option has
                 --------
been granted under the Plan.

          2.10  "STOCK OPTION" or "OPTION" shall mean any option to purchase
                 ------------      ------
shares of Common Stock granted pursuant to Article VI.


                                  ARTICLE III

                                 ADMINISTRATION

          3.1   ADMINISTRATION.  The Plan shall be administered and interpreted
                --------------
by the Board.

          3.2   GUIDELINES.   Subject to Article VII, the Board shall have the
                ----------
authority to adopt, alter and repeal administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Option granted under the Plan (and any related agreements); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission, conform the Plan to any change in law or regulation, or reconcile any inconsistency or ambiguity in the Plan or in any Option in the manner and to the extent it shall deem necessary to carry the Plan into effect. Notwithstanding the foregoing, no action of the Board under this Section 3.2 shall impair the rights of any Optionee without such person's consent, unless otherwise required by law.

          3.3   DECISIONS FINAL.  Any decision, interpretation or other action
                ---------------
made or taken in good faith by the Board in accordance with the Plan shall be final, binding and conclusive on the Company, all members of the Board and their respective heirs, executors, administrators, successors and assigns.

          3.4   DELEGATION.  The Board may delegate any or all of its
                ----------
administrative responsibilities under the Plan to officers or employees of the Company.


                                   ARTICLE IV

                                SHARE LIMITATION


          4.1   SHARES.  The maximum aggregate number of shares of Common Stock
                ------
that may be issued under the Plan shall be 250,000 shares of Common Stock (subject to any increase or decrease pursuant to Section 4.2), which may be either authorized and unissued shares of Common Stock or issued shares of Common Stock that have been reacquired by the Company. If any Option granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the number of unpurchased shares shall again be available for the purposes of the Plan.

          4.2   CHANGES.  In the event of any merger, reorganization,
                -------
consolidation, recapitalization, dividend (other than a regular cash dividend), stock split, or other change in the capital structure of the Company affecting the Common Stock, such substitution or adjustment shall be made in the maximum aggregate number of shares that may be issued under the Plan, in the number of shares for which Stock Options are to be granted to Eligible Directors pursuant to Section 6.2 and in the number of shares subject to, and the option price of, outstanding Options as may be determined to be appropriate by the Board, in its sole discretion, provided that the number of shares subject to any Option shall always be a whole number.


                                   ARTICLE V

                                  ELIGIBILITY

          5.1   ELIGIBLE DIRECTORS.  Only Eligible Directors shall be granted
                ------------------
Options under the Plan.

                                  ARTICLE VI

                                 STOCK OPTIONS


          6.1   OPTIONS.  All Stock Options granted under the Plan shall be non-
                -------
qualified stock options (i.e., options that do not qualify as incentive stock
                         ----
options under Section 422 of the Code).

          6.2   GRANTS.  On the Effective Date, each Eligible Director shall
                ------
automatically be granted Stock Options to purchase 25,000 shares of Common Stock, and each Eligible Director who first becomes a member of the Board after the Effective Date shall automatically be granted Stock Options to purchase 25,000 shares of Common Stock on the date of his or her selection or election to the Board. For as long as the Plan remains in effect, each Eligible Director shall also automatically be granted Stock Options to purchase 10,000 shares of Common Stock on each anniversary of the date of such initial grant (beginning on the second such anniversary), provided such person is an Eligible Director on such date.

          6.3   TERMS OF OPTIONS.  Options granted under the Plan shall be
                ----------------
subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board shall, in its discretion, determine:

                (a)  STOCK OPTION CERTIFICATE.  Each Stock Option shall be
                     ------------------------
evidenced by, and subject to the terms of, a Stock Option Certificate executed by the Company. The Stock Option Certificate shall specify the number of shares of Common Stock subject to the Stock Option, the option price, the option term, and the other terms and conditions applicable to the Stock Option.

                (b)  OPTION PRICE.  The option price per share of Common Stock
                     ------------
purchasable upon exercise of a Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date the Option is granted.

                (c)  OPTION TERM.  The term of each Stock Option shall be ten
                     -----------
years from the date of grant.

                (d)  EXERCISABILITY.  Stock Options granted on the Effective
                     --------------
Date or to Eligible Directors upon their first becoming members of the Board shall become exercisable as follows: 40% on the first anniversary of the date of grant, 40% on the second anniversary of the date of grant and 20% on the third anniversary of the date of grant. All other Stock Options granted pursuant to Section 6.2 shall become exercisable as follows: 50% on the first anniversary of the date of grant and 50% on the second anniversary of the date of grant.

                (e)  METHOD OF EXERCISE.  Stock Options may be exercised in
                     ------------------
whole or in part at any time during the option term by giving written notice of exercise to the Secretary or Assistant Secretary of the Company, specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the option price and, if requested, by the representation described in Section 9.2. The option price may be paid in cash or by check payable to the Company or in such other form as the Board deems acceptable. Unless otherwise determined by the Board, in its sole discretion, at the time of grant, payment in full or in part may be made in the form of Common Stock owned beneficially and of record by the Optionee (and for which the Optionee has good title free and clear of any liens and encumbrances) or by reduction in the number of shares issuable upon such exercise, based, in either case, on the Fair Market Value of the Common Stock on the exercise date. Upon payment in full of the option price, as provided herein, a stock certificate or stock certificates representing the number of shares of Common Stock to which the Optionee is entitled shall be issued and registered in the name of and delivered to the Optionee. An Optionee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to shares subject to the Option, unless and until a stock certificate representing such shares of Common Stock is issued to such Optionee.

                (f)  DEATH.  If an Optionee ceases to be a member of the Board
                     -----
by reason of death, one-half of the Optionee's Stock Options that were not exercisable on the date of such Optionee's death shall become immediately exercisable and the legal representative of the Optionee's estate shall be entitled, for a period of 90 days after the date of the Optionee's death or until the expiration of the stated term of the Stock Option, whichever is shorter, to exercise any of the Optionee's Stock Options that were exercisable on the date of death and any Stock Options as to which the exercisability was accelerated pursuant to this subsection (f).

                (g)  DISABILITY.  If an Optionee ceases to be a member of the
                     ----------
Board by reason of Disability, one-half of the Optionee's Stock Options that were not exercisable on the date on which the Optionee ceased to be a member of the Board shall become immediately exercisable and the Optionee shall be entitled, for a period of 90 days after such date or until the expiration of the stated term of the Stock Option, whichever is shorter, to exercise any Stock Options that were exercisable on the date on which the Optionee ceases to be a member of the Board and any Stock Options as to which the exercisability was accelerated pursuant to this subsection (g); provided, however, that if the Optionee dies during such 90-day period, any unexercised Stock Options shall thereafter be exercisable by the legal representative of the Optionee's estate, to the extent it was exercisable by the Optionee at the date of death, for a period of 90 days after the date of the Optionee's death or until the expiration of the stated term of the Stock Option, whichever is shorter.

               (h)  OTHER TERMINATION.  If an Optionee ceases to be a member of
                    -----------------
the Board by reason of retirement or for any reason other than death or Disability, all Stock

Options held by such Optionee shall terminate on the date on which the Optionee ceases to be a member of the Board.

                (i)  CHANGE OF CONTROL.  In the event of a Change of Control,
                     -----------------
one-half of all outstanding Stock Options shall immediately become fully exercisable, and upon payment by the Optionee of the option price (and, if requested, delivery of the representation described in Section 9.2), a stock certificate representing the Common Stock covered thereby shall be issued and registered in the name of and delivered to the Optionee as soon as practicable.

                (j)  NON-TRANSFERABILITY OF OPTION.  No Stock Option shall be
                     -----------------------------
transferable by an Optionee otherwise than by will or by the laws of descent and distribution, to the extent consistent with the terms of the Plan and the Option, and all Stock Options shall be exercisable, during an Optionee's lifetime, only by the Optionee.


                                  ARTICLE VII

                            TERMINATION OR AMENDMENT


          7.1   TERMINATION OR AMENDMENT OF THE PLAN.  The Board may at any time
                ------------------------------------
amend, discontinue or terminate the Plan in whole or in part (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in Article IX); provided, however, that, unless otherwise required by law, the rights of an Optionee with respect to Options granted prior to such amendment, discontinuance or termination, may not be impaired without the consent of such Optionee and, provided further, without the approval of the Company's stockholders, no amendment may be made that would
(i) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except by operation of Section 4.2); (ii) materially modify the requirements as to eligibility to participate in the Plan; or (iii) materially increase the benefits accruing to participants under the Plan. Notwithstanding the foregoing, the provisions of Articles V and VI may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

          7.2   AMENDMENT OF OPTIONS.  The Board may amend the terms of any
                --------------------
Stock Options, prospectively or retroactively, but, subject to Article IV, no such amendment or other action by the Board shall impair the rights of any Optionee without the Optionee's consent.

                                 ARTICLE VIII

                                 UNFUNDED PLAN


          8.1   UNFUNDED STATUS OF PLAN.  The Plan is intended to constitute an
                -----------------------
"unfunded" plan for incentive compensation. With respect to any payment not yet made to an Optionee by the Company, nothing contained herein shall give any such individual any rights that are greater than those of a general creditor of the Company.


                                   ARTICLE IX

                               GENERAL PROVISIONS


          9.1   NONASSIGNMENT.  Except as otherwise provided in the Plan,
                -------------
Options granted hereunder and the rights and privileges conferred thereby shall not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of such Option, right or privilege contrary to the provisions hereof, or upon the levy of any attachment or similar process thereon, such Option and the rights and privileges conferred thereby shall immediately terminate and the Option shall immediately be forfeited to the Company.

          9.2   LEGEND.  The Board may require each person purchasing shares
                ------
upon exercise of an Option to represent to the Company in writing that the Optionee is acquiring the shares for investment only and not for resale or with a view to distribution and to make such other representations as the Board may require. The stock certificates representing such shares may include any legend which the Board deems appropriate to reflect any restrictions on transfer.

          All certificates representing shares of Common Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or traded or the Nasdaq Stock Market, any applicable Federal or state securities law, and any applicable corporate law, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          9.3   OTHER PLANS.  Nothing contained in the Plan shall prevent the
                -----------
Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

          9.4   NO RIGHT TO CONTINUE RELATIONSHIP.  Neither the Plan nor the
                ---------------------------------
grant of any Option under the Plan shall confer upon any person any right to continue as a director of the Company or obligate the Company to nominate any director for reelection by the Company's stockholders.

          9.5   LISTING AND OTHER CONDITIONS.
                ----------------------------

                (a) The issuance of any shares of Common Stock upon exercise of an Option shall be conditioned upon such shares being listed on a national securities exchange or on the Nasdaq Stock Market. The Company shall have no obligation to issue such shares unless and until such shares are so listed, and the right to exercise any Option shall be suspended until such listing has been effected.

                (b) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock upon exercise of an Option is or may in the circumstances be unlawful or result in the imposition of a material amount of excise taxes under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or shall not result in the imposition of a material amount of excise taxes.

                (c)  Upon termination of any period of suspension under this
Section 9.5, any Option affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

          9.6   GOVERNING LAW.  The Plan and actions taken in connection
                -------------
herewith shall be governed and construed in accordance with the laws of the State of Colorado.

          9.7   CONSTRUCTION.  Wherever any words are used in the Plan in the
                ------------
masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply.

          9.8   LIABILITY OF THE BOARD.  No member of the Board nor any employee
                ----------------------
of the Company or any of its subsidiaries shall be liable for any act or action hereunder, whether of omission or commission, by any other member of the Board or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, gross negligence or fraud, for anything done or omitted to be done by himself.

          9.9   COSTS.  The Company shall bear all expenses incurred in
                -----
administering the Plan, including expenses of issuing Common Stock upon the exercise of Options.

          9.10  SEVERABILITY.  If any part of the Plan shall be determined to be
                ------------
invalid or void in any respect, such determination shall not affect, impair, invalidate or nullify the remaining provisions of the Plan which shall continue in full force and effect.

          9.11  SUCCESSORS.  The Plan shall be binding upon and inure to the
                ----------
benefit of any successor or successors of the Company.

          9.12  HEADINGS.  Article and section headings contained in the Plan
                --------
are included for convenience only and are not to be used in construing or interpreting the Plan.


                                   ARTICLE X

                                  TERM OF PLAN


          10.1  EFFECTIVE DATE.  The Plan shall be effective as of the Effective
                --------------
Date.

          10.2  TERMINATION.  Unless sooner terminated, the Plan shall terminate
                -----------
ten years after the Effective Date and no Options shall be granted thereafter. Termination of the Plan shall not affect Options granted before such date, which shall continue to be exercisable, in accordance with the terms of the Plan, after the Plan terminates.

                            CORPORATE EXPRESS, INC.

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF SHAREHOLDERS
                                AUGUST 8, 1996

  The undersigned shareholder(s) of Corporate Express, Inc., a Colorado corporation (the "Company"), revoking all previous proxies, hereby appoints Gary M. Jacobs and Robert L. King, and each of them acting individually, as the attorneys and proxies of the undersigned, with full power of substitution, to cast all votes for all shares of Common Stock of the Company which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company, to be held at the Boulderado Hotel, 2115 13th Street, Boulder, Colorado, on Thursday, August 8, 1996 at 9:00 a.m. (local time), and any and all adjournments or postponements thereof. Said proxies are authorized and directed to vote as indicated with respect to the following matters:

                         (CONTINUED ON THE OTHER SIDE)

                                                              [X]    Please mark
                                                                     your votes
                                                                     as this


                                             FOR all
                                         nominees listed          WITHHOLD
                                           (except as            AUTHORITY
                                          marked to the       to vote for all
                                            contrary)         nominees listed

1. ELECTION OF DIRECTORS: Jirka Rysavy,        [_]                   [_]
   Robert L. King, Janet A. Hickey,
   Clayton K. Trier, Mo Siegel.

Shareholders may withhold authority to vote for any individual nominee by striking a line through the above nominee's name.

                                                       FOR    AGAINST    ABSTAIN
2. To approve an amendment to the Company's            [_]      [_]        [_]
   amended and restated Articles of Incorporation to increase the number of shares of Common Stock authorized from 100,000,000 to 300,000,000.

3. To approve an amendment to the Corporate Express,   [_]      [_]        [_]
   Inc. 1994 Stock Option and Incentive Plan to increase the number of shares authorized for grant from 1,875,000 to 6,375,000.

4. To approve an amendment to the Corporate Express,   [_]      [_]        [_]
   Inc. 1994 Executive Stock Option Plan to increase the number of shares authorized for grant from 2,250,000 to 3,750,000.

                                                       FOR    AGAINST    ABSTAIN
5. To approve the 1996 Corporate Express, Inc. Stock   [_]      [_]        [_]
   Option Plan for Outside Directors.

6. To vote on such other business which may properly come before the 1996 Annual Meeting of Shareholders and any and all adjournments or postponements thereof.



   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTORS AND THE OTHER PROPOSALS SET FORTH ABOVE. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE 1996 ANNUAL MEETING OF SHAREHOLDERS AND ANY AND ALL ADJOURNMENTS OR POSTPONEMENTS THEREOF.
++
 + THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING
   OF SHAREHOLDERS, PROXY STATEMENT AND ANNUAL REPORT ON FORM 10-K OF CORPORATE EXPRESS, INC.


Signature(s) ___________________________ Dated: ________________________ , 1996
NOTE: Please sign this Proxy exactly as the name(s) appear hereon. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such. Proxies executed in the name of a corporation should be signed on behalf of the corporation by a duly authorized officer. When shares are owned in the name of two or more persons, all persons should sign.

      PLEASE SIGN, DATE AND RETURN IN THE ENCLOSED POSTAGE PAID ENVELOPE.